UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2014 (September 15, 2014)

Ciber, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13103	38-2046833
(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400
Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 220-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grant to Michael Boustridge

In connection with Michael Boustridge’s appointment as president and chief executive officer of Ciber, Inc. (the “Company”), Mr. Boustridge was awarded the following equity grants effective on September 15, 2014.

Mr. Boustridge was granted an option to purchase 815,217 shares of common stock at an exercise price equal to $3.68, which was the closing price of the Company’s common stock on the New York Stock Exchange (the “NYSE”) on September 12, 2014, pursuant to a Notice of Grant of Stock Options and Option Agreement (the “Boustridge Option Agreement”). The option will vest in equal monthly installments over four years, with the first installment having vested on July 31, 2014.  Mr. Boustridge was also granted 804,721 restricted stock units, which will vest in equal quarterly installments over three years, with the first of twelve installments vesting on grant, and the subsequent installments vesting at the end of each quarter, beginning on September 30, 2014, pursuant to a Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement (the “Boustridge RSU Agreement”).  As previously disclosed, under Mr. Boustridge’s employment agreement, the vesting of the foregoing awards is subject to certain acceleration upon Mr. Boustridge’s termination by the Company without cause, or by Mr. Boustridge for good reason, including in connection with a change of control of the Company. The foregoing grants were made pursuant to the employment inducement award exception set forth in Rule 303A.08 of the NYSE Listed Company Manual.  Such grants were not issued under the Company’s existing equity incentive plans; therefore the stock option granted to Mr. Boustridge will not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

Equity Grant to Tina Piermarini

In connection with Tina Piermarini’s appointment as  executive vice president and chief administrative officer of the Company, Ms. Piermarini was awarded the following equity grant effective on September 15, 2014.

Ms. Piermarini was granted 150,000 restricted stock units, which will vest in equal quarterly installments over three years, with the first of twelve installments vesting on grant, and the subsequent installments vesting at the end of each quarter, beginning on September 30, 2014, pursuant to a Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement (the “Piermarini RSU Agreement”).  As previously disclosed, under Ms. Piermarini’s employment agreement, the vesting of the foregoing award is subject to certain acceleration upon Ms. Piermarini’s termination by the Company without cause, or by Ms. Piermarini for good reason, including in connection with a change of control of the Company.  The foregoing grant was made pursuant to the employment inducement award exception set forth in Rule 303A.08 of the NYSE Listed Company Manual.  Such grant was not issued under the Company’s existing equity incentive plans.

The foregoing description of the grants of stock options and restricted stock units to Mr. Boustridge and restricted stock units to Ms. Piermarini is qualified in its entirety by reference to the Boustridge Option Agreement, the Boustridge RSU Agreement and the Piermarini RSU Agreement, as applicable, each to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2014, and by reference to Mr. Boustridge’s and Ms. Piermarini’s employment agreements, respectively, each filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
SVP and General Counsel

Date: September 17, 2014